EXHIBIT 99.1

American Resources Corporation’s ReElement Technologies Announces Successful Execution and Closing of Bond Purchase Agreement for $150 Million of Kentucky Industrial Building Revenue Bonds for its Kentucky Lithium Refinery

$150 million Tax-Exempt, Industrial Building Revenue Bonds will fund the development and operational commissioning of the United States’ first-of-its-kind lithium processing and refining facility in Knott County, Kentucky

Bond Purchase Agreement was executed with Hilltop Securities Inc. who acted as sole-underwriter for the bond offering

March 28, 2024 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / March 28, 2024 / American Resources Corporation’s (NASDAQ:AREC) (“American Resources” or the “Company”) subsidiary, ReElement Technologies Corporation (“ReElement”), a leading provider of high-performance refining capacity of rare earth and critical battery elements, today announced that it has successfully executed and closed a Bond Purchase Agreement with Hilltop Securities Inc. for $150,000,000 principal amount of Kentucky Industrial Building Revenue Bonds, Series 2024, for the Company’s Kentucky Lithium LLC (“KYL”) complex located near the town of Kite, Kentucky.

As previously stated, the Company’s Knott County, Kentucky Lithium refining facility is being designed with an  initial capacity to produce 15,000 metric ton per annum of either battery-grade lithium carbonate (Li2CO3) and/or lithium hydroxide (LiOH) and with the ability to modularly increase capacity beyond the initial build. The KYL facility and technology also corresponds with the Company’s recently announced milestone of producing ultra-pure (99.96%), battery-grade Li2CO3 from hard rock, spodumene bearing pegmatite ore utilizing its patented multi-modal chromatography technology at commercial scale.  Some additional key attributes of the facility are:

1.	Low Carbon Footprint - The initial life cycle analysis puts the KYL facility as one of the lowest, if not the lowest, carbon footprint commercial lithium purification and refining facilities in the world by combining ReElement’s low footprint, low energy chromatographic separation and purification technology within a broader hydrometallurgical process whereby utilizing less chemicals then traditional solvent-based metallurgical processes, while also combining with solar energy and battery storage for a sustainable and stable energy source;

2.	Brownfield Redevelopment - The facility is being built on a prior coal mining site reutilizing existing infrastructure and land reducing the overall impact on the environment while also reducing build time to startup;

3.	Coal industry Workforce Redevelopment - The facility will source team members from the coal industry leveraging a highly skilled workforce with raw material commodity processing experience while expanding skill sets to operate within the energy transition industry and run the Kentucky Lithium facility. The facility is estimated to initially support approximately 113 well-paying jobs in the community; and

4.	IRA Compliance - The initial analysis and calculations show that ultra-pure Li2CO3 and LiOH produced from the facility will meet IRA compliance for the growing domestic battery industry.

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Kirk Taylor, CFO of American Resources Corporation commented, “This is another tremendous milestone for our Company as we continue to put the necessary pieces in place to execute on our mission of deploying and scaling the most efficient critical mineral refining platform in the world. This is another monumental moment for our ReElement Technologies division and for our country. The planned transformation of our Knott County facility enables us to utilize controlled land, resources, infrastructure and a skilled workforce to quickly meet the needs of the rapidly growing energy storage market along with utilizing our groundbreaking refining process to produce ultra-pure, battery-grade products in an environmentally-safe and low cost process. We expect our Kentucky Lithium facility to support over 100 well-paying jobs once fully operational in this exciting new energy market. This region of the country is well positioned geographically within the developing ‘battery belt’ and comes with a longstanding history of pride and knowhow in the raw material, commodity processing industry. We applaud the Knott County, Kentucky leadership for sharing in our vision in how to execute on our nation’s energy transition goals and there is no better example of how we can efficiently accomplish this than our Kentucky Lithium project. We also appreciate working with Hilltop Securities and their exceptional execution throughout this process. We look forward to communicating further milestones for this project as well as others within our pipeline.”

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways, while also helping the world achieve its goals of carbon neutrality. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

About ReElement Technologies Corp

ReElement Technologies Corp is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain. ReElement Technologies has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals.  For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About American Resources Corporation

American Resources Corporation (NASDAQ:AREC) is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Robert Foley

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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